Exhibit 99.1

 STEVIA CORP. APPOINTS INDUSTRY STRATEGIST DR. PABLO ERAT TO BOARD OF DIRECTORS

INDIANAPOLIS, IN - (MARKETWIRE - OCTOBER 4, 2011) - STEVIA CORP. (OTCBB: STEV) ("Stevia Corp." or the "Company") a farm management company focused on the economic development of Stevia, the fastest growing product in the alternative sweetenersector, is pleased to announce and welcomethe appointment of Dr. Pablo Erat to the Board of Directors.

Dr. Erat is a serial entrepreneur and strategic consultant. Throughout his career he has held directorships and executive leadership roles that successfully aided in the growth of consulting, technology, and food processing organizations. As a consultant, he has developed transformative strategies and systematically fostered key competencies critical for improving efficiency and innovation. He most recently led a citrus processing corporation with the vision to develop India as an alternative source for frozen concentrated orange juice ("FCOJ") while simultaneously lecturing on corporate strategy at the Department of Management, Technology, and Economics at ETH, the Swiss Federal Institute of Technology (Zurich). Previously he was founder and managing partner of Wellspring Consulting (Zurich) which provided innovative strategic solutions for corporations. He also co-founded Executive Insight AG (Zug) specializing in the healthcare industry. He was also instrumental in the creation of several technology firms specializing in knowledge management technology and online mobile payment solutions. Dr. Erat also enjoyed a forum for his athletic ambitions through the founding of Run4Life GmbH (Zurich), a non-profit organization offering charitable fund raising and event services through the participation of the running community.

His innovative concepts have been presented through numerous industry and academic publications, plus at forums and conferences as apresenter, moderator and program developer. He was educated at the Swedish School of Economics (Helsinki, Finland), majoring in Macro Economics and also earned his Master's degree in Strategy and Organization as well as his Doctorate at the Institute of Management (IFB) at the University of St. Gallen (St. Gallen, Switzerland). He resides in Switzerland and is proud to have been a member of the Swiss national pentathlon team.

Mr. George Blankenbaker, Stevia Corp. President relates "the appointment of Dr. Erat is a huge plus to our oversight process. We are embarking on a project that requires a great degree of foresight in order to fully maximize the opportunity that Stevia presents. An entire new sector is being rapidly created and it offers extraordinary opportunities to reap commensurate rewards for the company and its shareholders. Stevia Corp. is committed to applying the best available individuals as key resources to ensure our strategic vision results in operational and commercial success." Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.stevia.co.

ABOUT STEVIA CORP. (OTCBB: STEV)
Stevia  Corp.  is a farm  management  company  with a strong focus on high value stevia agronomics from plant breeding and best agricultural practices to post-harvest techniques. To date, the Company has acquired two grower supply contracts and three nursery fields in Vietnam. In 2010, stevia products were launched across thirty-five countries and 38 categories. Within two years of the USA market opening, Nielsen based retail consumption data indicated almost $1 billion of retail sales. Market research group, Mintel, has said it expects sales of stevia sweetened products to top $2 billion in 2011. For more information visit: www.stevia.co.
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NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, growth of stevia global market, plans to expand stevia production, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:
Investor Relations
Crescendo Communications, LLC
Email: stev@crescendo-ir.com
Tel:   +1-888-940-4050
Web:   www.stevia.co

Source: Stevia Corp.